Exhibit 99.1

NAVIGANT REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

CHICAGO, April 26, 2016 – Navigant (NYSE: NCI) today announced financial results for the first quarter ended March 31, 2016.

Financial Summary and Highlights:

•	First quarter 2016 revenues before reimbursements (RBR) increased 11%, with 8% organic growth, over first quarter 2015

•	First quarter 2016 GAAP earnings per share (EPS) of $0.26

•	First quarter 2016 adjusted EPS of $0.27, up 17% compared to first quarter 2015

•	First quarter 2016 adjusted EBITDA of $30.6 million, up 8% from the prior year first quarter

•	Affirms 2016 financial outlook, estimates adjusted EPS toward higher end of previously communicated range

Navigant reported first quarter 2016 RBR of $223.5 million, an 11% increase, with 8% organic growth, compared to $201.2 million for first quarter 2015. Total revenues increased 10% to $245.3 million for first quarter 2016 compared to $223.2 million for first quarter 2015. Net income for first quarter 2016 was $12.6 million, or $0.26 per share, compared to $25.1 million, or $0.51 per share, in the prior year first quarter, which benefited $0.31 per share from an earn-out adjustment primarily related to a non-taxable amount for the Cymetrix acquisition. Adjusted EPS was $0.27 for first quarter 2016, up 17% compared to first quarter 2015. First quarter 2016 adjusted EBITDA was $30.6 million compared to $28.4 million for the same period in 2015.

“Navigant delivered strong top and bottom line growth in the first quarter 2016, and market demand for our service offerings is robust,” commented Julie Howard, Chairman and Chief Executive Officer. “The investments we made in 2015 to strengthen our go-to market approach, ramp up senior hiring, deepen our capabilities and align our brand to the evolved Navigant are yielding results and we are very pleased with our positioning and performance trajectory. Going forward, we expect to meet the financial objectives we have set forth for the year, continuing our path of both organic revenue and earnings growth.”

Segment Financial Summary

	For the quarter ended March 31,
	2016	2015	Change
RBR ($000)
Disputes, Forensics & Legal Technology	$81,262	$76,593	6.1%
Financial Services Advisory and Compliance	33,650	34,943	-3.7%
Healthcare	81,667	63,994	27.6%
Energy	26,896	25,626	5.0%

Total Company	$223,475	$201,156	11.1%

Total Revenues ($000)
Disputes, Forensics & Legal Technology	$86,999	$81,211	7.1%
Financial Services Advisory and Compliance	36,907	42,300	-12.7%
Healthcare	90,102	69,329	30.0%
Energy	31,279	30,331	3.1%

Total Company	$245,287	$223,171	9.9%

Segment Operating Profit ($000)
Disputes, Forensics & Legal Technology	$28,710	$24,269	18.3%
Financial Services Advisory and Compliance	13,506	15,070	-10.4%
Healthcare	23,768	18,256	30.2%
Energy	6,714	7,922	-15.2%

Total Company	$72,698	$65,517	11.0%

Segment Operating Margin (% of RBR)
Disputes, Forensics & Legal Technology	35.3%	31.7%
Financial Services Advisory and Compliance	40.1%	43.1%
Healthcare	29.1%	28.5%
Energy	25.0%	30.9%

Total Company	32.5%	32.6%

First quarter 2016 RBR for the Healthcare segment increased 28% year-over-year, with more than half of that growth organic. Strength was driven by continued demand in consulting services including provider performance improvement solutions, revenue cycle consulting, which reflects the contribution from the McKinnis Consulting Services acquisition, and life sciences commercialization solutions. In addition, business process management services revenue grew year-over-year. Segment operating profit margin for first quarter 2016 was up slightly to 29% compared to the same period in 2015.

Energy segment RBR increased 5% for the first quarter 2016 compared to the equivalent period in 2015, all of which represented organic growth. RBR growth for the quarter reflects an increase in strategy and operational improvement along with demand side management services. First quarter 2016 segment operating profit was down 15% compared to the same period of 2015, due to higher compensation and benefits expenses associated with recent senior hires, partially offset by higher RBR and lower incentive based compensation.

The Disputes, Forensics & Legal Technology (previously known as Disputes, Investigations & Economics) segment RBR increased 6% for first quarter 2016 compared to the same period in 2015, all of which represented organic growth. Growth was driven by increased demand for our premier dispute resolution offerings, with strong performance in global construction and infrastructure claims matters, in addition to continued demand aligned with our core industry sectors of healthcare and life sciences, energy and financial services. The segment also recognized performance-based revenue associated with mass tort claims work. Strong organic growth was partially offset by a decrease in legal technology solutions revenue in the United States. Segment operating profit was up 18% in first quarter 2016 compared to the respective period of 2015, driven by higher RBR and ongoing cost management actions.

The Financial Services Advisory and Compliance (previously known as Financial, Risk & Compliance) segment RBR for first quarter 2016 continued the sequential growth trend that began over the second half of 2015, while down 4% compared to the prior year quarter as was anticipated. The year-over-year comparison to first quarter 2015 was impacted by a few large engagements that wound down over the course of 2015. Segment operating profit was down 10% in first quarter 2016 compared to first quarter 2015, mainly due to lower RBR.

Other Results

First quarter 2016 general and administrative expenses of $39.8 million increased 12% compared to first quarter 2015, while remaining essentially flat as a percentage of RBR at just under 18%. Depreciation and amortization expenses increased significantly in first quarter 2016 over the same period in 2015, primarily due to higher capital expenditures in the prior year and higher levels of intangible assets resulting from recent acquisitions. Our first quarter 2016 income tax expense was favorably impacted by the reversal of $0.9 million of tax valuation allowances due to improved earnings from our international subsidiaries. Our estimated full year 2016 effective income tax rate is benefitting from increased earnings in foreign jurisdictions with lower tax rates.

Cash Flow

Free cash flow increased to $21.0 million for first quarter 2016 compared to $11.8 million for the same period in 2015, primarily driven by a decrease in capital investment spending. Days Sales Outstanding was 78 days as of March 31, 2016, down 2 days compared to March 31, 2015.

Bank debt was $211.5 million at March 31, 2016 compared to $178.7 million at March 31, 2015. Leverage (bank debt divided by trailing twelve month adjusted EBITDA) was 1.72 at March 31, 2016 compared to 1.46 at March 31, 2015. The increase was mainly due to additional borrowings to fund the McKinnis acquisition in December 2015.

Navigant repurchased 407,920 shares of common stock during first quarter 2016 at an aggregate cost of $6.3 million and an average cost of $15.36 per share. As of March 31, 2016, $81.8 million remained available under the Company’s share repurchase authorization.

2016 Outlook

Our 2016 outlook for RBR, total revenues and adjusted EBITDA remains unchanged. Full year 2016 RBR is expected to range between $900 and $940 million while 2016 total revenues are estimated to be between $960 million and $1.01 billion. Adjusted EBITDA for full year 2016 is expected to range between $132 and $145 million. Adjusted EPS for full year 2016 is now projected to be at the higher end of the range of $1.05 to $1.15 due to our business outlook and a lower estimated 2016 effective income tax rate, as discussed above.

Non-GAAP Financial Information and Key Operating Metrics

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP) are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Conference Call Details

Navigant will host a conference call to discuss the Company’s first quarter 2016 results at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on Tuesday, April 26, 2016. The conference call may be accessed via the Navigant website (www.navigant.com/investor_relations) or by dialing 888.455.9733 (630.395.0358 for international callers) and referencing pass code “NCI.” An archived version of the webcast will also be available via the Navigant website. A report of financial and related supplemental information is also available via the Navigant website.

About Navigant

Navigant Consulting, Inc. (NYSE: NCI) is a specialized, global professional services firm that helps clients take control of their future. Navigant’s professionals apply deep industry knowledge, substantive technical expertise, and an enterprising approach to help clients build, manage and/or protect their business interests. With a focus on industries and clients facing transformational change and significant regulatory or legal pressures, the Firm primarily serves clients in the healthcare, energy and financial services markets. Across a range of advisory, consulting, outsourcing, and technology/analytics services, Navigant’s practitioners bring sharp insight that pinpoints opportunities and delivers powerful results. More information about Navigant can be found at navigant.com.

Statements included in this press release which are not historical in nature are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by words such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “plan,” “outlook” and similar expressions. These statements are based upon management’s current expectations and speak only as of the date of this press release. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation: the execution of the Company’s long-term growth objectives and margin improvement initiatives; risks inherent in international operations, including foreign currency fluctuations; ability to make acquisitions and divestitures; pace, timing and integration of acquisitions and separation of divestitures; operational risks associated with new or expanded service areas, including business process management services; impairments; changes in accounting standards; management of professional staff, including dependence on key personnel, recruiting, retention, attrition and the ability to successfully integrate new consultants into the Company’s practices; utilization rates; conflicts of interest; potential loss of clients or large engagements and the Company’s ability to attract new business; competition; accurate pricing of engagements, particularly fixed fee and multi-year engagements; clients’ financial condition and their ability to make payments to the Company; risks inherent with litigation; higher risk client assignments; professional liability; information security controls; potential legislative and regulatory changes; continued access to capital; and market and general economic and political conditions. Further information on these and other potential factors that could affect the Company’s financial results are included under the “Risk Factors” section and elsewhere in the Company’s filings with the Securities and Exchange Commission (SEC), which are available on the SEC’s website or at www.navigant.com/investor_relations. The Company cannot guarantee any future results, levels of activity, performance or achievement and undertakes no obligation to update any of its forward-looking statements.

For additional information contact:

Aaron Miles

Navigant Investor Relations

312.583.5820

aaron.miles@navigant.com

Megan Maupin

Navigant Corporate Communications

312.583.5703

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NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data(1))

(Unaudited)

	For the quarter ended March 31,
	2016	2015
Revenues:
Revenues before reimbursements	$223,475	$201,156
Reimbursements	21,812	22,015

Total revenues	245,287	223,171
Cost of services:
Cost of services before reimbursable expenses	153,940	138,601
Reimbursable expenses	21,812	22,015

Total cost of services	175,752	160,616
General and administrative expenses	39,831	35,665
Depreciation expense	6,522	5,355
Amortization expense	2,921	2,269
Other operating costs (benefit):
Contingent acquisition liability adjustments, net	—	(14,933)
Office consolidation, net	—	936

Operating income	20,261	33,263
Interest expense	1,260	1,732
Interest (income)	(39)	(55)
Other (income), net	(340)	(328)

Income before income tax expense	19,380	31,914
Income tax expense	6,738	6,771

Net income	$12,642	$25,143

Basic per share data
Net income	$0.27	$0.52
Shares used in computing basic per share data	47,425	48,123

Diluted per share data
Net income	$0.26	$0.51
Shares used in computing diluted per share data	49,031	49,413

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AND SELECTED DATA (In thousands, except DSO data)
	March 31,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,406	$8,895
Accounts receivable, net	230,177	216,660
Prepaid expenses and other current assets	33,147	29,729

Total current assets	266,730	255,284
Non-current assets:
Property and equipment, net	75,899	76,717
Intangible assets, net	35,524	38,160
Goodwill	624,022	623,204
Other assets	21,043	22,531

Total assets	$1,023,218	$1,015,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,975	$9,497
Accrued liabilities	11,569	10,719
Accrued compensation-related costs	51,847	91,577
Income tax payable	1,189	—
Other current liabilities	32,331	32,147

Total current liabilities	106,911	143,940
Non-current liabilities:
Deferred income tax liabilities	80,511	75,719
Other non-current liabilities	21,071	28,956
Bank debt non-current	211,521	173,743

Total non-current liabilities	313,103	278,418

Total liabilities	420,014	422,358

Stockholders’ equity:
Common stock	57	64
Additional paid-in capital	631,905	627,976
Treasury stock	(162,570)	(296,624)
Retained earnings	151,012	278,682
Accumulated other comprehensive loss	(17,200)	(16,560)

Total stockholders’ equity	603,204	593,538

Total liabilities and stockholders’ equity	$1,023,218	$1,015,896

Selected Data
Days sales outstanding, net (DSO)	78	76

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands) (Unaudited)
	For the quarter ended
	March 31,
	2016	2015

Cash flows from operating activities:
Net income	$12,642	$25,143
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	6,522	5,355
Amortization expense	2,921	2,269
Share-based compensation expense	2,529	2,104
Accretion of interest expense	178	863
Deferred income taxes	1,033	3,613
Allowance for doubtful accounts receivable	1,636	190
Contingent acquisition liability adjustments, net	—	(14,933)
Other, net	179	253
Changes in assets and liabilities (net of acquisitions):
Accounts receivable	(15,543)	(24,434)
Prepaid expenses and other assets	(2,174)	(2,770)
Accounts payable	478	1,105
Accrued liabilities	267	3,967
Accrued compensation-related costs	(39,666)	(39,639)
Income taxes payable	5,055	836
Other liabilities	(2,614)	2,124

Net cash used in operating activities	(26,557)	(33,954)

Cash flows from investing activities:
Purchases of property and equipment	(4,977)	(12,950)
Acquisitions of businesses, net of cash acquired	(1,995)	(21,379)
Other acquisition payments	(5,500)	—

Net cash used in investing activities	(12,472)	(34,329)

Cash flows from financing activities:
Issuances of common stock	2,056	4,258
Repurchases of common stock	(6,266)	(6,117)
Repayments to banks	(96,392)	(71,584)
Borrowings from banks	134,757	141,394
Other, net	(658)	(211)

Net cash provided by financing activities	33,497	67,740

Effect of exchange rate changes on cash and cash equivalents	43	(117)

Net decrease in cash and cash equivalents	(5,489)	(660)
Cash and cash equivalents at beginning of the period	8,895	2,648

Cash and cash equivalents at end of the period	$3,406	$1,988

NAVIGANT CONSULTING, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share data and percentages)

(Unaudited)

This press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission. Below are the reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP. Management uses these non-GAAP financial measures in addition to GAAP financial measures to assess the Company’s operations and financial results and believes they are useful indicators of operating performance and the Company’s ability to generate cash flows from operations that are available for interest, debt service, taxes and capital expenditures. Investors should recognize that these non-GAAP financial measures may not be comparable to similarly-titled measures of other companies.

EBITDA, adjusted EBITDA, adjusted Net Income and adjusted Earnings Per Share (2)	For the quarter ended March 31,
	2016	2015
Severance expense	$857	$1,503
Income tax benefit (3)	(310)	(520)

Tax-effected impact of severance expense	$547	$983

Other operating benefit - contingent acquisition liability adjustment, net	$—	$(14,933)
Income tax benefit (3)(4)	—	(183)

Tax-effected impact of other operating benefit - contingent acquisition liability adjustment, net	$—	$(15,116)

Other operating costs - office consolidation, net	$—	$936
Income tax benefit (3)	—	(379)

Tax-effected impact of other operating costs - office consolidation, net	$—	$557

EBITDA reconciliation:
Operating income	$20,261	$33,263
Depreciation expense	6,522	5,355
Amortization expense	2,921	2,269

EBITDA	$29,704	$40,887
Severance expense	857	1,503
Other operating benefit - contingent acquisition liability adjustment, net	—	(14,933)
Other operating costs - office consolidation, net	—	936

Adjusted EBITDA	$30,561	$28,393

Net income	$12,642	$25,143
Tax-effected impact of severance expense	547	983
Tax-effected impact of other operating benefit - contingent acquisition liability adjustment, net	—	(15,116)
Tax-effected impact of other operating costs - office consolidation, net	—	557

Adjusted net income	$13,189	$11,567

Shares used in computing adjusted per diluted share data	49,031	49,413
Adjusted earnings per share	$0.27	$0.23

	For the quarter ended
Free Cash Flow (5)	March 31,
	2016	2015
Net cash used in operating activities	$(26,557)	$(33,954)
Changes in assets and liabilities	54,197	58,811
Allowance for doubtful accounts receivable	(1,636)	(190)
Purchases of property and equipment	(4,959)	(12,913)
Payments of contingent acquisition liabilities	(49)	—

Free Cash Flow	$20,996	$11,754

Leverage Ratio (6)	At March 31,
	2016	2015
Adjusted EBITDA for prior twelve-month period	$123,110	$122,285
Bank debt	$211,521	$178,734
Leverage ratio	1.72	1.46

	For the quarter ended
Organic Growth (7)	March 31,
	2016	2015	Growth
Revenues before reimbursements	$223,475	$201,156	11.1%
Pro forma acquisition adjustment	—	7,626
Currency impact	1,026

Pro forma RBR	$224,501	$208,782	7.5%

Footnotes

(1)	Per share data may not sum due to rounding.
(2)	EBITDA is earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA excludes the impact of severance expense and other operating costs (benefit). Adjusted net income and adjusted earnings per share exclude net income (loss), severance expense and other operating costs (benefit). Severance expense and other operating costs (benefit) are not considered to be non-recurring, infrequent or unusual to our business. Management believes that these measures provide investors with enhanced comparability of the Company’s results of operations across periods.
(3)	Effective income tax expense (benefit) has been determined based on specific tax jurisdiction.
(4)	A portion of the deferred contingent acquisition liability adjustment for the quarter ended March 31, 2015 was non-taxable in nature.
(5)	Free cash flow is calculated as net cash provided from operations excluding changes in assets and liabilities and allowance for doubtful accounts receivable less cash payments for property and equipment and deferred acquisition related payments. Free cash flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayment. However, management believes that it provides investors with an indicator of cash flows available for on-going business operations and long term value creation.
(6)	Leverage ratio is calculated as bank debt at the end of the period divided by adjusted EBITDA for the prior twelve-month period. Management believes that leverage ratio provides investors with an indicator of the cash flows available to repay the Company’s debt obligations.
(7)	Organic growth represents revenues before reimbursements adjusted to include the impact of our acquisitions as if we owned them from the beginning of each comparable period and adjusted to exclude the impact of foreign currency exchange rate fluctuations. Management believes that organic growth reflects the growth of our existing business and is, therefore, useful in analyzing the Company’s financial condition and results of operations.